Exhibit 3.1

File Number 5417-426-8

STATE OF ILLINOIS

Office of the Secretary of State

-Eagle Logo-

Whereas, Articles of Incorporation of West Suburban Bancorp. Inc.  Incorporated under the laws of the State of Illinois have been filed in the Office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14th day of March A.D. 1986 and of the Independence of the United States the Two hundred and 10th.

Seal of the State of Illinois

/s/ Jim Edgar
Secretary of State

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned Incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is WEST SUBURBAN BANCORP, INC.

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

Registered Agent:	Wallace B. Kemp

Registered Office:	135 South LaSalle Street, Suite 1040 Chicago, Illinois 60603, Cook

ARTICLE THREE	The purpose or purposes of which the corporation is organized are:

To hold stock in other corporations; to create subsidiary corporations; to act as a holding corporation of the stock or assets of other corporations; to hold shares and interests in banking corporations, provided, however, that nothing herein shall be deemed to authorize this corporation to engage in the operation of a bank or in banking activities; to acquire and hold title to real and personal property; to do any act or acts necessary or incidental to carrying out the foregoing provisions.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized

Common	n/a	1,000,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: n/a

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefore, are:

Class	Par Value per share	Number of shares proposed to be issued	Consideration to be received therefore

Common	n/a	10	$1,000,000

Total			$1,000,000

* A declaration as to a “par value” is optional.  This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is                                 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN	OPTIONAL

	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
	(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated March 10, 1986

Signatures and Names		Post Office Address

1.	/s/ Wallace B. Kemp	135 South LaSalle Street Suite 1040 Chicago, Illinois 60603
Wallace B. Kemp

(Signatures must be in ink on original document.  Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE:  If a corporation acts as Incorporator, the name of the corporation and the state of Incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.